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                                                                    Exhibit 3.27

                                                         State of Delaware
                                                         Secretary of State
                                                     Divisions of Corporations
                                                   Delivered 05:09 PM 04/17/2003
                                                     FILED 05:09 PM 04/17/2003
                                                    SRV 030254217 - 3095679 FILE


                            CERTIFICATE OF AMENDMENT
                        TO CERTIFICATE OF INCORPORATION
                                       OF
                          JORDAN VALLEY HOSPITAL, INC.


     Pursuant to Section 242 of the Delaware General Corporation Law (the "Law"), Jordan Valley Hospital, Inc. hereby adopts the following Certificate of Amendment to its Certificate of Incorporation and does hereby certify:

     1. That by an action taken on unanimous written consent, the Board of Directors of Jordan Valley Hospital, Inc. duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     Article First of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

     "The name of the corporation (hereinafter called the "Corporation") is Jordan Valley Hospital Holdings, Inc."

     2. That in lieu of a meeting and vote of stockholders, the sole stockholder of said corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the Law.

     3. That the amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 228 of the Law.





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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment to the Certificate of Incorporation of Jordan Valley Hospital, Inc.


     Dated as of April 17, 2003.


                                        JORDAN VALLEY HOSPITAL, INC.


                                        By:    /s/ Frank A. Coyle
                                               ------------------------
                                        Name:  Frank A. Coyle
                                        Title: Secretary